UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 14, 2019

Esterline Technologies Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-06357	13-2595091
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550-108th Avenue NE, Bellevue, Washington	98004
(Address of principal executive offices)	(Zip Code)

(425) 453-9400
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

As previously disclosed on October 10, 2018 in the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) by Esterline Technologies Corporation, a Delaware corporation (the “Company”), the Company entered into an Agreement and Plan of Merger, dated as of October 9, 2018 (as amended, the “Merger Agreement”), with TransDigm Group Incorporated, a Delaware corporation (“Parent”), and Thunderbird Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”).

On March 14, 2019 (the “Closing Date”), upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”), the merger of Merger Sub with and into the Company (the “Merger”) was completed. At the effective time of the Merger (the “Effective Time”), the separate corporate existence of Merger Sub ceased, and the Company survived the Merger as a wholly owned subsidiary of Parent. The events described in this Current Report on Form 8-K occurred in connection with the consummation of the Merger.

Item 1.02	Termination of a Material Definitive Agreement

On the Closing Date, the Company (i) terminated all outstanding commitments under that certain Credit Agreement, dated as of March 11, 2011 (as amended, the “Credit Agreement”), by and among the Company, certain of its subsidiaries, Wells Fargo Bank, National Association, as Administrative Agent, and the lenders party thereto, (ii) repaid in full all outstanding indebtedness of the Company and its subsidiaries for borrowed money or in respect of loans and advances under the Credit Agreement, and (iii) terminated such agreement, including all undrawn commitments thereunder.

On the Closing Date, the Company effected a satisfaction and discharge of the Indenture, dated as of April 8, 2015 (the “Indenture”), by and among a subsidiary of the Company, as the Issuer, the Company, as Parent Guarantor, the subsidiary guarantors party thereto, as Guarantors, Wells Fargo Bank, National Association, as Trustee, and Société Générale Bank & Trust, as Transfer Agent, Registrar, Authenticating Agent, and Paying Agent with respect to €330.0 million aggregate principal amount of 3.625% Senior Notes due 2023 (the “Notes”).  A notice of redemption with respect to the Notes was given to each holder of the Notes on the Closing Date, providing for the redemption of all outstanding Notes on April 15, 2019 at the redemption price set forth in the Indenture.

Item 2.01	Completion of Acquisition or Disposition of Assets

As described in the Introductory Note above, at the Effective Time on the Closing Date, Parent completed its previously announced acquisition of the Company. As a result of the Merger, the Company survived as a wholly owned subsidiary of Parent. At the Effective Time, each share of common stock, par value $0.20 per share, of the Company (the “Common Stock”) issued and outstanding immediately prior to the Effective Time (other than (i) shares to be cancelled and (ii) shares underlying Company equity awards) was automatically converted into the right to receive $122.50 in cash (the “Merger Consideration”), without any interest and subject to any withholding taxes.

In addition, at the Effective Time, (i) all Company stock options (other than options under the Company’s ShareSave Scheme) outstanding immediately prior to the Effective Time were deemed to be fully vested and were cancelled and converted into the right to receive a cash payment, without interest, equal to the excess (if any) of the Merger Consideration over the per-share exercise price of such stock options, (ii) all Company restricted stock units that vest solely on the basis of time outstanding immediately prior to the Effective Time were deemed to be fully vested and were cancelled and converted into the right to receive the Merger Consideration, without interest, (iii) all Company performance stock units and restricted stock units that vest (in whole or in part) on the basis of the achievement of performance targets outstanding immediately prior to the Effective Time were deemed vested at the applicable target level of achievement with proration and were converted into the right to receive the Merger Consideration, without interest, and (iv) all Company stock options under the Company’s ShareSave Scheme outstanding immediately prior to the Effective Time were deemed to be fully vested and were converted into the right to receive a cash payment, without interest, equal to the product of (a) the excess (if any) of the Merger Consideration over the per-share exercise price of such options and (b) the quotient obtained by dividing the accumulated amount in the applicable participants’ Company ShareSave Scheme savings account immediately prior to the Effective Time by the per-share exercise price of such options.

The information contained in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.01. The foregoing description of the Merger and the Merger Agreement, and the other transactions contemplated thereby, does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on October 10, 2018 and the First Amendment to Agreement and Plan of Merger, dated as of October 10, 2018, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed on October 11, 2018, and each of which is incorporated by reference herein.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continuing Listing Rule or Standard; Transfer of Listing

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

On the Closing Date, the Company (i) notified the New York Stock Exchange (the “NYSE”) of the consummation of the Merger and (ii) requested that the NYSE file with the SEC a Form 25 Notification of Removal from Listing and/or Registration to delist and deregister the shares of the Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Upon effectiveness of the Form 25, the Company intends to file with the SEC a Certification and Notice of Termination on Form 15 to deregister the Common Stock and suspend the Company’s reporting obligations under Section 13 and 15(d) of the Exchange Act. Trading of the Common Stock on the NYSE was halted prior to the opening of trading on the Closing Date.

Item 3.03	Material Modification to Rights of Security Holders

The information contained in the Introductory Note and Items 2.01, 3.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

As a result of the Merger, each share of Common Stock that was issued and outstanding immediately prior to the Effective Time (except as described in Item 2.01 of this Current Report on Form 8-K) was converted, at the Effective Time, into the right to receive the Merger Consideration. Accordingly, at the Effective Time, the holders of such shares of Common Stock ceased to have any rights as stockholders of the Company, other than the right to receive the Merger Consideration.

Item 5.01	Change in Control of Registrant

The information contained in the Introductory Note and Items 2.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of the Merger, at the Effective Time, a change of control of the Company occurred, and the Company became a wholly owned subsidiary of Parent.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Pursuant to the Merger Agreement, at the Effective Time, Curtis C. Reusser, Michael J. Cave, Michael J. Covey, Delores M. Etter, Anthony P. Franceschini, Paul V. Haack, Mary L. Howell, Scott E. Kuechle and Nils E. Larsen each ceased to be directors of the Company and members of any committee of the Company’s Board of Directors. Pursuant to the Merger Agreement, at the Effective Time, Curtis C. Reusser, Paul P. Benson, Stephen M. Nolan, Brian R. Reid, Roger A. Ross, Donald E. Walther, Amy L. Watson and Albert S. Yost each ceased to be officers of the Company.

Pursuant to the Merger Agreement, at the Effective Time, the directors of Merger Sub immediately prior to the Effective Time, Michael J. Lisman and Halle F. Terrion, became the directors of the Company. Upon consummation of the Merger, pursuant to the Merger Agreement, Robert Henderson became President and Chief Executive Officer, Halle F. Terrion became Secretary and Jonathan D. Crandall become Treasurer of the Company.

The Company’s Board of Directors approved a form Amended and Restated Termination Protection Agreement on March 11, 2019 for each of Messrs. Reusser, Nolan and Ross (as well as one other executive of the Company). The Amended and Restated Termination Protection Agreements contain substantially similar terms to the existing Termination Protection Agreements entered into by the parties, except that, among other things, the Amended and Restated Termination Protection Agreements include 12 month post-termination noncompetition, employee non-solicitation and customer non-solicitation covenants and certain other restrictive covenants. Pursuant to the Amended and Restated Termination Protection Agreements, the executive’s receipt of severance payments and benefits thereunder is conditioned upon the executive’s continued compliance with such restrictive covenants. If the executive breaches any such restrictive covenants following receipt of payment of the amount of the executive’s minimum total compensation (as defined in the Amended and Restated Termination Protection Agreements), then, in addition to any other legal or equitable remedies that may be available to the Company, the executive will be obligated to repay a portion of such amount equal to one times the minimum total compensation. Pursuant to their terms, the Amended and Restated Termination Protection Agreements will become effective on the day preceding the Closing Date.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The Restated Certificate of Incorporation of the Company and the Amended and Restated Bylaws of the Company were each amended and restated in their entirety at the Effective Time. Copies of the Fifth Amended and Restated Certificate of Incorporation and Second Amended and Restated Bylaws of the Company are attached hereto as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits

Exhibit	Description
2.1*
Agreement and Plan of Merger, dated as of October 9, 2018, by and among Esterline Technologies Corporation, TransDigm Group Incorporated and Thunderbird Merger Sub Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 10, 2018).

2.2
First Amendment to Agreement and Plan of Merger, dated as of October 10, 2018, by and among Esterline Technologies Corporation, TransDigm Group Incorporated and Thunderbird Merger Sub Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 11, 2018).

3.1	Fifth Amended and Restated Certificate of Incorporation of Esterline Technologies Corporation.
3.2	Second Amended and Restated Bylaws of Esterline Technologies Corporation.

* Pursuant to Item 601(b)(2) of Regulation S-K, the schedules to the Agreement and Plan of Merger have been omitted and will be furnished supplementally to the SEC upon request by the SEC.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSDIGM GROUP INCORPORATED

By:	/s/ Halle Fine Terrion
Halle Fine Terrion
Secretary

Date: March 14, 2019

Exhibit Index

Exhibit No.	Description
2.1*
Agreement and Plan of Merger, dated as of October 9, 2018, by and among Esterline Technologies Corporation, TransDigm Group Incorporated and Thunderbird Merger Sub Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 10, 2018).

2.2
First Amendment to Agreement and Plan of Merger, dated as of October 10, 2018, by and among Esterline Technologies Corporation, TransDigm Group Incorporated and Thunderbird Merger Sub Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 11, 2018).

3.1	Fifth Amended and Restated Certificate of Incorporation of Esterline Technologies Corporation.
3.2	Second Amended and Restated Bylaws of Esterline Technologies Corporation.

* Pursuant to Item 601(b)(2) of Regulation S-K, the schedules to the Agreement and Plan of Merger have been omitted and will be furnished supplementally to the SEC upon request by SEC.